Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Ludwig Enterprises, Inc. of our report dated April 14, 2023, relating to our audit of the consolidated financial statements, which appears herein for the years ended December 31, 2022 and 2021. We have not reviewed or opined on any other financial information within the filing.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc. Assurance Dimensions Margate, Florida

June 16, 2023